                            ARTICLES OF INCORPORATION
                                       OF

                     MONADNOCK PR-24 TRAINING COUNCIL, INC.

     THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

     FIRST: The name of the Corporation is MONADNOCK PR-24 TRAINING COUNCIL,
            INC. (Note 1)

     SECOND: The period of its duration is indefinite.

     THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293:A and the principal purpose or purposes for which the corporation is organized are:

1. To engage in the business of training police officers and other law enforcement and security personnel in the application and usage of weapons, batons, and other kinds of police equipment including, but not limited to, the PR-24 police baton;

2. To write, publish, purchase, sell, and distribute books, training manuals, pamphlets, films, video tapes and other materials relating to law enforcement and security training matters;

3. To conduct seminars and other educational programs having to do with the training of law enforcement and security personnel;

4. To purchase, sell and generally deal in police batons, clubs, handcuffs, and police accessories and equipment and security products of all makes, kinds and description;

5. To purchase, lease and sell land and buildings, vehicles, and to generally do all acts necessary or desirable to further the aforementioned objects and purposes and to exercise all general powers conferred by Chapter 293:A of the N.H. Revised Statutes Annotated.

              [if more space is needed, attach additional sheet(s)]


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ARTICLES OF INCORPORATION                                            Form No. 11
OF MONADNOCK PR-24 TRAINING COUNCIL, INC.                                (Cont.)

     FOURTH: Approval, license or permit from another New Hampshire agency, board or commission required prior to receiving a Certificate of Incorporation from the Secretary of State, has been obtained from (Note 2) N/A

     FIFTH: The aggregate number of shares which the corporation shall have authority to issue is: (Note 3)

     300 shares no par common stock

     SIXTH: Provision, if any, for the limitation or denial of preemptive rights: (Note 4)

     N/A

     SEVENTH: Provisions for the regulation of the internal affairs of the corporation are: (Note 5)

     N/A


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ARTICLES OF INCORPORATION                                            Form No. 11
OF MONADNOCK PR-24 TRAINING COUNCIL, INC.                                (Cont.)

     EIGHTH: The address of the initial registered office of the corporation is Route 12, Fitzwilliam, N.H. 03447, and the name of its initial registered agent at such address is Paul D. Starrett

     NINTH: The number of directors constituting the initial board of directors of the corporation is 3, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

      Name                     Address
      ----                     -------

Paul D. Starrett    Gilson Road, Jaffrey, N. H. 03452

Patricia Starrett   Gilson Road, Jaffrey, N. H. 03452

Richard Aldsworth   Route 119, Fitzwilliam, N. H. 03447

_________________   ___________________________________

     TENTH: The name and address of each incorporator is:

      Name                     Address
      ----                     -------

Paul D. Starrett    Gilson Road, Jaffrey, N. H. 03452

Patricia Starrett   Gilson Road, Jaffrey, N. H. 03452

_________________   ___________________________________

DATED January 24, 1985


                                                      /s/ Paul D. Starrett
                                                      --------------------------
                                                      Paul D. Starrett

                                                      /s/ Patricia Starrett
                                                      --------------------------
                                                      Patricia Starrett


                                                      --------------------------
                                                           Incorporator(s)
                                                             (Note 6)

Mail duplicate originals with total fees to:
Secretary of State, Rm. 204, State House Concord, NH 03301-4989


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                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

     FIRST: The name of the corporation is MONADNOCK PR-24 TRAINING COUNCIL,
INC.

     SECOND: The text of each amendment adopted is:

          "To change the name of the corporation to Monadnock Police Training Council, Inc."

     THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

          N/A

     FOURTH: The amendment(s) were adopted on (date) November 12, 1997

              [if more space is needed, attach additional sheet(s)]


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ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF MONADNOCK PR-24 TRAINING COUNCIL, INC.

     FIFTH: (Check one)

          A. [ ] The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

          B. [X] The amendment(s) were approved by the shareholders.
                 (Note 1)

                                                          Number of votes
   Designation                              Number of      indisputably
(class or series)        Number of       votes entitled   represented at
 of voting group    shares outstanding     to be cast      the meeting
-----------------   ------------------   --------------   ---------------
No Par Common               100                100              100

   Designation      Total number of votes cast:        Total number of
(class or series)   ---------------------------           undisputed
 of voting group           FOR   AGAINST          OR    votes cast FOR
-----------------          ---   -------          --   ---------------
No Par Common              100      0


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ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF MONADNOCK PR-24 TRAINING COUNCIL, INC.

     SIXTH: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated November 12, 1997


                                        MONADNOCK PR-24 TRAINING COUNCIL, INC.
                                                                        (Note 2)


                                        By /s/ Paul D. Starrett         (Note 3)
                                           -------------------------------------
                                        Signature of its President

                                           Paul D. Starrett
                                        Print or type name

Notes: 1:   All sections under "B." must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

       2.   Exact corporate name of corporation adopting articles of amendment.

       3. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989


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